Exhibit 99.1

Quanterix Corporation Releases Operating Results for Second Quarter 2019

$13.5M revenues, 57% Q2 YOY revenue growth and 520 bps of gross margin increase

Billerica, Mass. — August 6, 2019 —Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced financial results for the three and six months ended June 30, 2019.

“We are pleased with our execution and yet another quarter of record results, with strong revenue growth and gross margins, and material progress in our quest to lead today’s biomarker revolution,” said Kevin Hrusovsky, Chief Executive Officer, President and Chairman, Quanterix. “Our first half and Q2 growth continues to outpace expectations based on stronger adoption momentum and a small level of favorable timing in our consumables business. We believe our growth trajectory in all segments of our business continues to advance productively opposite our longer-term growth target propelled by recent product launches into oncology, expansion of our assay menu, and strong progress in our neurodegeneration portfolio and associated pharma services supporting drug trials and approvals.  In addition, we are enthusiastic about our strategic acquisition of UmanDiagnostics, which further accelerates many opportunities for neurofilament light (Nf-L) as a transformative biomarker for neurodegenerative diseases and protects our supply of this important Nf-L antibody. We remain confident in our growth prospects and our ability to pioneer disruption in healthcare.”

Second Quarter 2019 Financial Highlights

Key financial results for the second quarter of 2019 are shown below:

•                  Q2 revenue of $13.5M versus prior year Q2 of $8.6M, an increase of 57%.

•                  Q2 product revenue was $8.8M versus prior year Q2 of $5.2M, an increase of 69%.

•                  Q2 service and other revenue totaled $4.8M versus prior year Q2 of $3.2M, an increase of 50%.

•                  Q2 gross margin at 51.2% versus prior year Q2 of 46.0%, an increase of 520 bps

1H 2019 Financial Highlights

Key financial results for the first half of 2019 are shown below:

•                  1H revenue of $25.9M versus prior year 1H of $16.2M, an increase of 60%.

•                  1H product revenue was $18.3M versus prior year 1H of $9.9M, an increase of 84%.

•                  1H service and other revenue totaled $7.5M versus prior year 1H of $5.7M, an increase of 33%.

•                  1H gross margin at 50.0% versus prior year 1H of 44.2%, an increase of 580 bps

Second Quarter 2019 Business Highlights

•                  Entered into definitive agreement to acquire UmanDiagnostics AB, the world’s leading Nf-L antibody supplier, with the acquisition completed after quarter end. The acquisition allows Quanterix to supply researchers globally with the “best-in-class” Simoa Nf-L assays, while continuing to innovate new digital biomarkers to advance the field of research in diagnostics for neurological disorders. The deal also positions Quanterix to capitalize on the growth fueled by the momentum in Nf-L as a tremendously promising brain biomarker.

•                  Successfully raised nearly $50 million through an at-the-market equity (ATM) facility, attracting marquee investors, and further enhancing Quanterix’ liquidity and potential for value creation.

•                  Announced launch of the Simoa HD-X Analyzer, Quanterix’ new, fully automated Simoa bead-based immunoassay instrument model, with commercial shipments beginning in Q4. The HD-X replaces the HD-1 and has been designed to deliver significant productivity improvements, greater user flexibility, unparalleled sensitivity, and best-in-class assay performance across a broad assay menu to empower biomarker research and accelerate drug development.

•                  Completed the move to its expanded headquarters in Billerica, Mass. The 92,000 square-foot state-of-the-art facility allows the Company to unite its CLIA-certified laboratory with its expanding workforce to accelerate entry into pharmaceutical drug services and further increase its impact on the transformation of precision healthcare.

•                  Took part in major industry presence at the Alzheimer’s Association International Conference (AAIC), the largest and most influential international meeting dedicated to dementia science, where Quanterix presented to partners and customers at a standing-room-only dinner and hosted a panel discussion featuring several of the world’s foremost researchers in Alzheimer’s Disease.

•                  Received EY’s Entrepreneur Of The Year® 2019 Award in New England recognizing Hrusovsky’s achievements in healthcare technology innovation, Quanterix’ outstanding financial performance, his commitment to powering precision health (PPH) and the founding of the PPH foundation.

•                  Continued to strengthen its leadership team with the appointment of Amol Chaubal as CFO, John Fry to General Counsel and several key commercial leaders.

•                  Powered more than 85 percent of the Nf-L biomarker research presented at the American Academy of Neurology’s Annual Meeting. The 36 abstracts used Quanterix’ Simoa technology to validate Nf-L as a potential diagnostic and prognostic biomarker for neurodegeneration.

•                  Hrusovsky was invited to speak at BIO International Convention, a leading healthcare event featuring world leaders in biotech and pharma, on the company’s vision for continuing to pioneer disruption in healthcare with digital biomarkers.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on Aug. 6, 2019, at 10 a.m., EDT to discuss the Company’s financial results and business outlook. To access this call, dial (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following conference ID: 7499384.

A live webcast will be accessible on the Investors section of Quanterix’ website: http://www.quanterix.com. The webcast will be available on the Company’s website for one year following completion of the call.

Financial Highlights (in thousands)

Quanterix Income Statement

in ‘000 USD	Q2 2019	Q2 2018	1H 2019	1H 2018
Product Revenue	8,776	5,200	18,322	9,945
Service Revenue	4,760	3,174	7,550	5,682
Collaboration Revenue	0	269	0	537
Total Revenue	13,536	8,643	25,872	16,164

Cost of Product Revenue	4,455	2,945	8,704	5,718
Cost of Services Revenue	2,150	1,725	4,232	3,301
Gross Profit	6,931	3,973	12,936	7,145
Gross Margin %	51.2%	46.0%	50.0%	44.2%

Research and Development	4,016	3,705	7,868	7,349
Selling, General and Administrative	13,429	7,579	24,941	14,271
Total Operating Expenses	17,445	11,284	32,809	21,620

Loss From Operations	-10,514	-7,311	-19,873	-14,475
Interest income (expense), net	42	16	64	-9
Other (expense) income, net	-68	-48	-115	-61
Tax	-23	0	-44	0
Net loss	-10,563	-7,343	-19,968	-14,545

Quanterix Balance-Sheet

in ‘000 USD	At 6/30/19	At 12/31/2018
Cash and Cash Equivalents	72,025	44,429
Accounts Receivable	9,134	6,792
Inventory	8,850	5,945
Prepaid Expenses and Other	2,377	2,330
Total Current Assets	92,386	59,496
Restricted Cash	1,026	1,000
Property and Equipment, Net	12,082	2,923
Intangible Assets, Net	2,054	2,348
Goodwill	1,308	1,308
Other Non-Current Assets	552	536
Total Assets	109,408	67,611

Accounts Payable & Accrued Expenses	11,679	12,688
Deferred Revenue	5,186	5,437
Current Portion of Long Term Debt	75	0
Other Current Liabilities	78	0
Total current liabilities	17,018	18,125
Deferred Revenue, Net of Current Portion	374	520
Long Term Debt, Net of Current Portion	7,544	7,623
Other Non-Current Liabilities	9,727	278
Total Liabilities	34,663	26,546

Total Stockholders’ Equity	74,745	41,065

Total Liabilities and Stockholders’ Equity	109,408	67,611

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional Information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Quanterix, Inc.

Amol Chaubal, CFO, 617-301-9495

achaubal@quanterix.com

PAN Communications

Molly Golden, 617-502-4300

quanterix@pancomm.com